Exhibit 99.1

Achieve Life Sciences Announces Appointment of Dr. Bridget Martell and Dr. Cindy Jacobs to Board of Directors

SEATTLE, Wash. and VANCOUVER, British Columbia, March 15, 2021 - Achieve Life Sciences, Inc. (Nasdaq: ACHV), a clinical-stage pharmaceutical company committed to the global development and commercialization of cytisinicline for smoking cessation and nicotine addiction, is pleased to announce the appointment of Dr. Bridget Martell and Dr. Cindy Jacobs to the company’s Board of Directors, effective immediately.

“We are excited to welcome Dr. Martell and Dr. Jacobs to the board”, commented Rick Stewart, Achieve’s Executive Chairman of the Board of Directors. “Dr. Martell’s clinical development experience compliments that of Dr. Jacobs, providing the company with depth of knowledge, particularly in the field of addiction, which is critically important for our continued success.”

Dr. Martell brings an impressive and diverse background of scientific, clinical, and leadership experience to the team. She is board certified in both Internal and Addiction Medicine, served over 20 years as a practicing physician at Yale, and remains active there as an Entrepreneur in Residence at the Office of Cooperative Research. She has been a pivotal leader in the development and success of numerous marketed products across multiple therapeutic categories and has held leadership and executive roles at Pfizer, Kura Oncology, and Juniper Pharmaceuticals. Dr. Martell holds a B.Sc. in Microbiology from Cornell University, an M.A. in Molecular Immunology from Boston University, and an M.D. from The Chicago Medical School.

Dr. Jacobs currently serves as Achieve’s President and Chief Medical Officer. In addition to her board appointment, she will continue in this role leading the regulatory and clinical development efforts for cytisinicline. Dr. Jacobs brings over 30 years of experience in the industry, leading multiple development programs and product regulatory approvals. She has previously held leadership and executive roles at OncoGenex, Corixa, and Immunex. Dr. Jacobs received her Bachelor’s in Microbiology from Montana State University, her Master’s and Ph.D. in Veterinary Pathology/Microbiology from Washington State University, and an M.D. from the University of Washington Medical School.

About Achieve and Cytisinicline
Tobacco use is currently the leading cause of preventable death that is responsible for more than eight million deaths worldwide and nearly half a million deaths in the U.S. annually.1,2 More than 87% of lung cancer deaths, 61% of all pulmonary disease deaths, and 32% of all deaths from coronary heart disease are attributable to smoking and exposure to secondhand smoke.2

Achieve’s focus is to address the global smoking health and nicotine addiction epidemic through the development and commercialization of cytisinicline.

Cytisinicline is a plant-based alkaloid with a high binding affinity to the nicotinic acetylcholine receptor. It is believed to aid in smoking cessation by interacting with nicotine receptors in the brain by reducing the severity of nicotine withdrawal symptoms and by reducing the reward and satisfaction associated with smoking.

Cytisinicline is an investigational product candidate being developed for treatment of nicotine addiction, and has not been approved by the FDA for any indication in the U.S.

 Forward Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the timing and nature of cytisinicline clinical development activities,  the potential market size and market acceptance for cytisinicline, the potential benefits of cytisinicline   and the development and effectiveness of new treatments. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Achieve may not actually achieve its plans or product development goals in a timely manner, if at all, or otherwise carry out its intentions or meet its expectations or projections disclosed in these forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including, among others, the risk that cytisinicline may not demonstrate the hypothesized or expected benefits; the risk that Achieve may not be able to obtain additional financing to fund the development of cytisinicline; the risk that cytisinicline will not receive regulatory approval or be successfully commercialized; the risk that new developments in the smoking cessation landscape require changes in business strategy or clinical development plans; the risk that Achieve's intellectual property may not be adequately protected; general business and economic conditions; and the other factors described in the risk factors set forth in Achieve's filings with the Securities and Exchange Commission from time to time, including Achieve's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Achieve undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Media Contact

Glenn Silver

Glenn.Silver@Finnpartners.com

(646) 871-8485

Investor Relations Contact
Jason Wong
jwong@bplifescience.com
(415) 375-3340 ext. 4